CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109294 on Form S-8 of our report dated July 19, 2005, appearing in this Annual Report on Form 10-K of RedEnvelope, Inc. for the year ended April 3, 2005.

/s/ Deloitte & Touche LLP

San Francisco, California
July 19, 2005